                           WIRELESS TELECOM GROUP INC.

                                           25 EASTMANS ROAD PARSIPPANY, NJ 07054
                                          TEL. (201) 261-8797 FAX (201) 261-8339

                    WTT'S KARABET "GARY" SIMONYAN RESIGNS AS
                     VICE-CHAIRMAN OF THE BOARD AND DIRECTOR
                                       AND
                      WTT DECLARES QUARTERLY CASH DIVIDEND

                                                                    NEWS RELEASE

Contact: Paul Genova
          (973) 386-9696

FOR IMMEDIATE RELEASE

THURSDAY, OCTOBER 13, 2005

     Parsippany, New Jersey - Wireless Telecom Group, Inc. (AMEX Symbol: WTT)
announced today that Karabet "Gary" Simonyan has resigned as Vice-Chairman of the Board and as director of the Company. His resignation is effective immediately. Mr. Simonyan, who founded the Company in 1985, has served at various times as its President, Chief Executive Officer and Chairman of the
Board.

"I am extremely proud of the success of WTT since it's founding, and it is with mixed emotions that I tender my resignation to pursue other personal and business commitments," said Mr. Simonyan. "I have enjoyed the opportunity to contribute to that success and believe that, with the current Board and management and the recent addition of Savio Tung as Chairman of WTT, the Company is in good hands."

"On behalf of the Board we want to thank Gary for the many years of invaluable advice and service he has provided to the Company. His considerable contributions to the Company will be long remembered and are truly appreciated," said Savio Tung,
Chairman of WTT.

The Company declared a quarterly cash dividend of $.03 per share to be paid on
November 14, 2005 to shareholders of record on November 4, 2005. The Company last paid a quarterly cash dividend of $.03 per share on August 17, 2005.

     Wireless Telecom Group, Inc. is a global provider of electronic noise generation equipment in the telecommunications field.

     Boonton Electronics, a wholly owned subsidiary, is a leader in the manufacture of test equipment dedicated to measuring the power of RF and
Microwave systems used in multiple telecommunication markets.

     Microlab/FXR, a wholly owned subsidiary, is a global provider of passive microwave components including power splitters, directional couplers and filters. These products are employed as system components in commercial applications such as wireless base stations for cellular, paging and private communications, in-building wireless signal distribution, television transmitters and aircraft navigation landing systems. Microlab/FXR products are also used in military systems such as electronic countermeasures and missile guidance.

     Willtek is a leading provider of solutions that enable manufacturers and operators of wireless communications devices to test mobile phones, air interface, and base stations of cellular networks. Willtek serves a base of more than 5000 customers worldwide with state-of-the-art products including testing equipment for GSM, GPRS, CDMA and WCDMA phones and wireless devices, as well as handheld spectrum analyzers.

     WTT's website address is http://www.wtt.bz

     Except for historical information, the matters discussed in this news release may be considered "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the
Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results.
Such risks and uncertainties are identified in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended December 31, 2004 and Forms 10-Q for 2005.